Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Second quarter 2008 Results
•	Net sales for the quarter increased 39% to a record $86.4 million
•	Net income increased 200% to $2.9 million
•	Earnings per diluted share up 83% to $0.11
MELVILLE, NY — August 7, 2008 — Allion Healthcare (NASDAQ: ALLI) today announced financial results for the three months ended June 30, 2008, which include its recent expansion into the Specialty Infusion market. As a result of the April 4, 2008 acquisition of Biomed America, Inc. (“Biomed”), the Company now operates its business in two segments: Specialty HIV, which is the Company’s legacy specialty pharmacy and disease management services focused on HIV/AIDS patients, and Specialty Infusion, which is the Company’s recently acquired Biomed business of specialized biopharmaceutical medications and services to chronically ill patients. Results for the second quarter reflect the acquisition of Biomed effective April 4, 2008.
Summary of Results
Consolidated net sales for the second quarter of 2008 increased 39% to $86.4 million, compared to $62.3 million for the second quarter of 2007. Same store sales from the Company’s Specialty HIV segment increased 10% to $68.7 million principally resulting from patient growth in its California market. The number of Specialty HIV prescriptions filled increased 7% over the same period in 2007. The Biomed acquisition added $17.7 million in Specialty Infusion revenues during the second quarter of 2008. Approximately 93% of the Specialty Infusion sales were from Hemophilia patients receiving Blood Clotting Factor and patients with Auto Immune Disorders/Neuropathies receiving IVIG.
Gross profit was $17.1 million and $8.9 million for the three months ended June 30, 2008 and 2007, respectively, and represents 19.8% and 14.3% of net sales, respectively. The increase in gross profit as a percentage of revenues is primarily attributable to the relatively higher gross margins of our Specialty Infusion business compared to our Specialty HIV business. The Company’s gross margin from the Specialty HIV segment remained approximately at historical levels.
Selling, general and administrative expenses increased to $9.8 million, or 11.3% of net sales, during the second quarter of 2008, compared to $6.5 million, or 10.5% of net sales, during the second quarter of 2007. The increase was primarily due to the acquisition of the Specialty Infusion segment. The Company does not expect to realize significant cost efficiencies as a result of the Biomed acquisition.
The Company reported net income for the period of $2.9 million, a three fold increase when compared to net income of $973,000 for the second quarter of 2007.

Earnings per diluted share for the second quarter of 2008 were $0.11 compared to earnings per diluted share of $0.06 for the second quarter of 2007.
EBITDA increased to $7.3 million for the second quarter of 2008, from $2.3 million for the second quarter of 2007. An explanation and reconciliation of Net income under GAAP to EBITDA and adjusted EBITDA is provided below.
“Allion’s results for the second quarter exceeded our expectations,” commented Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare. “We had a strong second quarter in our Specialty HIV segment, realizing double digit organic growth and steady gross margins. The Biomed acquisition is off to an excellent start and met our earnings target. We feel strongly that the acquisition of Biomed will continue to provide our stockholders with a stronger, more diversified Company and will continue to generate growth in earnings.”
The Company announced that it has established a new subsidiary called Alligenix. Alligenix will focus on relationships with Pharmaceutical manufacturers of both HIV and Specialty Pharmacy products. Bill Jones will serve as the President of Alligenix. Mr. Jones has previously served in senior positions with Medco and US Bioservices, as well as a consultant to Allion during the integration of Biomed. “We are thrilled to attract someone with Bill’s background to join Allion in this new opportunity. We have had some success in small programs working directly with Manufacturers, and believe that with our substantial data base of historical adherence data, and our ability to offer customized services for them, we will be able to generate new revenue opportunities through this division,” commented Mr. Moran.
The Company also announced today that its Board of Directors has appointed Flint D. Besecker as an independent director who will serve on the Nominating and Corporate Governance Committee and will chair the Compensation Committee. Mr. Besecker is currently principal of Firestone Asset Management, a Director with Care Investment Trust (NYSE: CRE) and most recently held the position of President, CIT Healthcare. Mr Besecker fills the vacancy created by the resignation of Harvey Werblowsky, Esq., which was effective upon the election of Mr. Besecker.
Mr. Moran stated, “We welcome Mr. Besecker to our Board of Directors. His extensive experience in the healthcare financial service sector will be an invaluable asset as we continue to broaden our products and services. I would also like to thank Harvey Werblowsky, Esq. for his dedicated service as a past member of the Allion Board.”

Third Quarter Guidance
The Company today provided financial guidance for the third quarter of 2008. This guidance assumes a 41% effective tax rate.

Three Months Ended
Sept 30 2008
Guidance

Net Sales (millions)	$86.0 - $88.0

Earnings Per Diluted Share	$0.10 - $0.11
Operating Data — Specialty HIV
(in thousands except patient months & prescriptions data)

	Three Months Ended June 30,
	2008			2007
Distribution			Patient			Patient
Region	Net Sales	Prescriptions	Months (1)	Net Sales	Prescriptions	Months (1)

California (2)	$46,026	179,008	36,810	$40,504	162,315	34,601
New York	21,071	75,505	11,141	20,108	74,760	11,271
Florida	464	2,180	302	590	2,550	386
Washington	1,132	5,331	979	1,084	5,601	995

Total	$68,693	262,024	49,232	$62,286	245,226	47,253

(1)	“Patient months” represents a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month of a three month period, a count of three would be included in patient months irrespective of the number of medications filled in each month.

(2)	In the second quarter of 2007, the Company identified an error in the reporting of Gardena prescriptions and patient months and corrected the previously reported number of prescriptions of 162,339 in California for the three-month period ended June 30, 2007.

Conference Call Information
A conference call to discuss the results will be held at 5:00 p.m. ET; on Thursday, August 7, 2008. To join the call, please dial (913) 312-0378 from the U.S. or from abroad. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available from 8:00 p.m. ET on Thursday, August 7, 2008, through 8:00 p.m. ET on Thursday, August 14, 2008, by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 5124358. The audio webcast will also be available on the company’s website, www.allionhealthcare.com, for one year. Questions during the live call will be reserved for investment professionals only.
About Allion Healthcare
Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients as well as specialized biopharmaceutical medications and services to chronically ill patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion Healthcare provides services for the intravenous immunoglobulin, Blood Clotting Factor and other therapies through its Biomed America division. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.
Safe Harbor Statement
This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s growth strategy, future effective tax rate, and future financial performance. Words such as “continue,” “will,” “assume,” and similar expressions identify forward-looking statements. Such forward-looking statements represent Allion Healthcare’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, successful integration of the Biomed acquisition, competitive pressures, demand for Allion Healthcare’s products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or Allion Healthcare’s qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, Allion Healthcare’s ability to manage growth successfully, Allion Healthcare’s ability to effectively market its services, receipt of licensing and regulatory approvals, successful identification of strategic alliances and satellite facilities, and other risks set forth in Item 1A. Risk Factors in Allion Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in Part II, Item 1A. Risk Factors of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. You are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, Allion Healthcare undertakes no obligation to update any forward-looking statement contained herein, whether as a result of new information, future events, or otherwise.

Company Contact:	Investor Contact:
Allion Healthcare, Inc.	The Cockrell Group
Russ Fichera, Chief Financial Officer	Rich Cockrell
(631) 870-5126	(404) 942-3369

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	At June 30,	At December 31,
(in thousands)	2008	2007

Assets
Current assets:
Cash and cash equivalents	$9,395	$19,557
Short term investments and securities held for sale	—	9,283
Accounts receivable, (net of allowance for doubtful accounts of $1,648 in 2008 and $136 in 2007)	34,905	18,492
Inventories	12,713	8,179
Prepaid expenses and other current assets	778	767
Deferred tax asset	344	344

Total current assets	58,135	56,622

Property and equipment, net	1,232	790
Goodwill	130,478	41,893
Intangible assets, net	60,935	27,228
Marketable securities, non-current	2,152	—
Other assets	1,152	83

Total assets	$254,084	$126,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,372	$15,832
Accrued expenses	3,787	2,319
Revolving credit facility	12,821	—
Current maturities of long term debt	1,698	—
Current portion of capital lease obligations	27	47

Total current liabilities	39,705	18,198

Long Term Liabilities:
Long term debt	33,053	—
Notes payable — affiliate	3,644	—
Deferred tax liability	16,779	2,212
Capital lease obligations	6	—
Other	30	44

Total liabilities	93,217	20,454

Commitments & Contingencies

Stockholders’ Equity:
Convertible preferred stock, $.001 par value, shares authorized 20,000; issued and outstanding -0- in 2008 and 2007	—	—
Common stock, $.001 par value, shares authorized 80,000; issued and outstanding 25,554 in 2008 and 16,204 2007	26	16
Additional paid-in capital	165,721	112,636
Accumulated deficit	(4,844)	(6,487)
Accumulated other comprehensive loss	(36)	(3)

Total stockholders’ equity	160,867	106,162

Total Liabilities and Stockholders’ Equity	$254,084	$126,616

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands except per share data)	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Net sales	$86,430	$62,286	$151,687	$121,253
Cost of goods sold	69,344	53,405	124,948	103,944

Gross profit	17,086	8,881	26,739	17,309

Operating expenses:
Selling, general and administrative expenses	9,752	6,538	16,811	13,263
Depreciation and amortization	1,710	864	2,585	1,829
Litigation settlement	—	—	3,950	—
Impairment of long-lived asset	—	—	—	599

Operating income	5,624	1,479	3,393	1,618

Interest expense (income), net	836	(176)	621	(342)

Income before taxes	4,788	1,655	2,772	1,960

Provision for taxes	1,875	682	1,129	802

Net income	$2,913	$973	$1,643	$1,158

Basic earnings per common share	$0.15	$0.06	$0.10	$0.07

Diluted earnings per common share	$0.11	$0.06	$0.08	$0.07

Basic weighted average of common shares outstanding	19,472	16,204	17,067	16,204
Diluted weighted average of common shares outstanding	26,333	16,976	19,459	16,990

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)	Six months ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,643	$1,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,585	1,829
Impairment of long-lived asset	—	599
Deferred rent	(14)	(7)
Amortization of deferred financing costs	45	—
Amortization of debt discount on acquisition notes	13	—
Change in fair value of interest rate cap contract	5	—
Provision for doubtful accounts	550	325
Non-cash stock compensation expense	94	186
Deferred income taxes	(22)	554
Changes in operating assets and liabilities:
Accounts receivable	(1,000)	(996)
Inventories	(2,619)	(3,194)
Prepaid expenses and other assets	165	151
Accounts payable and accrued expenses	(887)	1,873

Net cash provided by operating activities	558	2,478

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(226)	(111)
Purchases of short term securities	(300)	(38,993)
Sales of short term securities	7,398	38,150
Payments for investment in Oris Medical’s Assets	—	(204)
Payments for investment in Biomed, net of cash acquired	(50,143)	—

Net cash used in investing activities	(43,271)	(1,158)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from CIT revolver note	12,821	—
Net proceeds from CIT term loan	34,738	—
Payment for CIT interest rate cap contract	(112)	—
Payment for deferred financing costs	(907)	—
Payment for Biomed loans assumed	(14,925)	—
Tax benefit from exercise of employee stock options	960	155
Repayment of notes payable and capital leases	(24)	(723)

Net cash provided by (used in) financing activities	32,551	(568)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,162)	752
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	19,557	17,062

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,395	$17,814

SUPPLEMENTAL DISCLOSURE
Income taxes paid	297	32
Interest paid	121	43

Allion Healthcare, Inc.
Reconciliation of Net income, Diluted EPS, Adjusted Net income, and Adjusted
Diluted EPS, Excluding Litigation Settlement and expense and Impairment of long-lived asset (UNAUDITED)

(in thousands except per share data)	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Diluted earnings per common share	$0.11	$0.06	$0.08	$0.07
Diluted weighted average of common shares outstanding	26,333	16,976	19,459	16,990
Net income	$2,913	$973	$1,643	$1,158
Oris litigation settlement, net of tax	—	—	2,342	—
Impairment of long-lived asset, net of tax	—	—	—	354

Adjusted Net Income	$2,913	$973	$3,985	$1,512

Adjusted Diluted earnings per common share	$0.11	$0.06	$0.20	$0.09
Diluted weighted average of common shares outstanding	26,333	16,976	19,459	16,990
Adjusted Net income and Diluted EPS excludes the litigation settlement and expenses related to Oris and the impairment of long-lived assets to reflect comparable year over year impact and provide investors with supplemental information to assess recurring performance.

Allion Healthcare, Inc.
Reconciliation of Net Income to EBITDA, Excluding Litigation Settlement and
expense and Impairment of long-lived asset (UNAUDITED)

(in thousands)	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Net income	$2,913	$973	$1,643	$1,158
Income tax provision	1,875	682	1,129	802
Interest expense (income)	836	(176)	621	(342)
Depreciation and amortization	1,710	864	2,585	1,829

EBITDA	$7,334	$2,343	$5,978	$3,447

Oris litigation settlement	—	—	3,950	—
Impairment of long-lived asset	—	—	—	599

Adjusted EBITDA	$7,334	$2,343	$9,928	$4,046

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization. Allion considers EBITDA to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance. Adjusted EBITDA excludes the litigation settlement and expenses related to the Oris litigation, and the impairment of long-lived assets to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess recurring EBITDA performance.